Stockgroup Acquires Wireless Financial Data Company

(NEW YORK) January 25, 2006 – Stockgroup Information Systems Inc. (OTCBB: SWEB, TSX-V: SWB), a leading financial media company, today announced that it has signed an agreement to purchase the Mobile Finance Division of TeleCommunication Systems Inc., an Annapolis, Maryland based provider of wireless data solutions.

The acquisition provides strategic value to Stockgroup and its shareholders. Stockgroup gains:

•	A proven set of wireless financial products for migration onto Stockgroup’s platform, which saves Stockgroup significant development costs and go-to-market time
•

A large customer-base through which Stockgroup can leverage its existing product-line. Customers include Citigroup, HSBC, Merrill Lynch, Morgan Stanley, Barclays, Bear Stearns and Credit Suisse First Boston.

•	Expected to add in 2007, US $6 million in profitable revenue
•	Distribution agreements with Reuters, one of the world’s largest financial information providers, and Hutchison, a global 3rd generation telecommunications provider

“Wireless devices like the Blackberry and those with Windows Mobile 5 have become critical extensions of the desktop computer and essential to active investors and traders. This acquisition helps Stockgroup gain the proven wireless technology and infrastructure identified on our product roadmap, and enables us to provide value to our customers with an industry leading product,” said Marcus New, President and CEO of Stockgroup. “Through this transaction, we are exceptionally well-positioned to provide financial information to mobile phones and devices.”

Stockgroup has agreed to pay 1.5 million restricted shares and assume the assets and liabilities of the acquired business. Up to an additional $500,000 may be paid if gross profit for the year 2007 meets or exceeds an identified threshold.

About Stockgroup Information Systems Inc.

StockgroupTM is a leading financial media company focused on user-generated content and collaborative technologies. The Stockgroup platform for web-based portfolio management and financial content is licensed to top North American brokerage firms and media companies. This platform is also extended through StockHouse.com, a leading online financial portal owned and operated by Stockgroup. StockHouse is home to BullBoardsTM message board – Canada’s largest community of active investors. Recognized for its engaged audience, StockHouse.com provides a sought-after demographic for advertisers.

To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB), visit our website at www.stockgroup.com.

Contact:

Marcus New

President and Chief Executive Officer

Stockgroup Information Systems Inc.

Ph: 1.800.650.1211

This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as “expects”, “will,” “anticipates,” “estimates,” “believes,” or statements indicating certain actions “may,” “could,” or “might” occur. Forward-looking statements in this press release include those concerning Stockgroup’s belief that the TeleCommunication Systems acquisition should save Stockgroup significant development costs and go-to-market time, that the acquisition will provide strategic value to Stockgroup and that Stockgroup expects to generate $6 million in profitable revenue. More information about potential risk factors that could affect our business is included in the Company’s Form 10-QSB for the quarter ended September 30, 2006, which are on file with the SEC and available at the SEC website at www.sec.gov. Stockgroup is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this press release.